CERTIFICATE OF SECRETARY

        I, the undersigned, do hereby certify that:

        1.        I am the duly elected and acting Secretary of Auriga Laboratories, Inc., a Delaware corporation (the “Corporation”); and

        2.        The foregoing Amendment No. 1 of the Bylaws of the Corporation was duly adopted by Unanimous Written Consent of the Board of Directors of the Corporation as of December 28, 2006.

        IN WITNESS WHEREOF, I have hereunto subscribed my name this 28th day of December, 2006.

/s/ Andrew Shales Andrew Shales, Secretary

AMENDMENT NO. 1 OF THE BYLAWS OF

AURIGA LABORATORIES, INC.

        This Amendment No. 1 of the Bylaws of Auriga Laboratories, Inc., a Delaware corporation (the “Corporation”), duly adopted as of December 28, 2006 by Unanimous Written Consent of the Board of Directors of the Corporation, hereby amends in its entirety Article XI, Section 11.1 of the Bylaws of the Corporation, to read as follows:

“Section 11.1. Fiscal Year. The fiscal year of the Corporation shall begin on January 1 and end on December 31 each year.”

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